EXHIBIT 99.1

For Immediate Release
Alliance Data and PNM Resources
Sign 7-year Customer Care Agreement
PNM Resources’ First Choice Power to transfer customer care and billing support in 2006
(ALBUQUERQUE, N.M. and DALLAS, Texas — Nov. 4, 2005) — PNM Resources’ (NYSE: PNM) retail energy provider in Texas, First Choice Power, today announced an agreement in which Dallas-based Alliance Data Systems Corporation (NYSE: ADS) will provide customer care services beginning in 2006.
Under terms of the agreement, Alliance Data will provide a full-service customer care solution for First Choice Power’s 215,000-plus residential and business customers throughout Texas.
Jeff Shorter, First Choice Power president, said Alliance Data’s extensive expertise in customer care provides a scalable platform for First Choice to grow its business more efficiently. He said the transition to Alliance Data will be completed in phases, with all business processes in production by mid next year.
“This agreement provides First Choice Power with the best tools for continued great customer service, the ability to streamline enrollment services in a relatively short time frame, and the right cost structure,” Shorter said. “Both companies’ shared commitment to customer service is the cornerstone of our agreement.”
Shorter said the move to Alliance Data will eliminate the need to invest approximately $10 million in information technology and could reduce First Choice Power’s customer care expenses by at least $50 million over the next seven years.
“First Choice Power has long been committed to delivering excellent customer care, and we are confident in our ability to enhance those services, improve efficiencies and provide greater value-add to their customers,” said Dwayne Tucker, president of Alliance Data’s Utility Services. “Our solution will enable First Choice to focus on its core competency of providing energy to its customers while avoiding the ongoing challenges associated with maintaining the systems and infrastructure. We look forward to developing a strong, long-lasting business partnership with First Choice Power and PNM Resources.”
With more than 215,000 customers, Fort Worth-based First Choice Power provides community-based electric service throughout the deregulated electricity market in Texas and is a wholly owned subsidiary of PNM Resources.

About PNM Resources:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with consolidated operating revenues of $2.3 billion. Through its utility and energy service subsidiaries, PNM Resources supplies electricity to 738,000 homes and businesses in New Mexico and Texas and natural gas to 470,000 customers in New Mexico. Its utility subsidiaries are PNM and Texas-New Mexico Power. Other subsidiaries include First Choice Power, a deregulated competitive retail electric provider in Texas, and Avistar, an energy research and development company. PNM Resources and its subsidiaries also sell power on the wholesale market in the West. For more information, visit PNMResources.com.
About Alliance Data:
Alliance Data is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,500 associates at 35 locations in the United States and Canada. For more information about the company, visit its web site, http://www.AllianceDataSystems.com.
PNM Resources’ Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this release that relate to future events or the Company’s expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. Many factors could cause actual results to differ, and will affect the Company’s future financial condition, cash flow and operating results. These factors include the availability of cash from TNP Enterprises, Inc. and its subsidiaries, the risks that the businesses will not be integrated successfully, the risk that the benefits of the acquisition will not be fully realized or will take longer to realize than expected, disruption from the acquisition making it more difficult to maintain relationships with customers, employees, suppliers or other third parties, the outcome of litigation with SW Acquisition, L.P. relating to the TNP Enterprises, Inc. acquisition and of any appeals of the Public Utility Commission of Texas order in the stranded cost true-up proceeding or the acquisition proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, interest rates, weather (including impacts on the Company of the hurricanes in the Gulf Coast region), water supply, fuel costs, availability of fuel supplies, risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, the market for electrical generating equipment, the ability of the Company to secure long-term power sales, the risks associated with completion of the construction of Luna Energy Facility, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company’s forward-looking statements, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s current and future Current Reports on Form 8-K, filed with the SEC.
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

FOR MORE INFORMATION:
Analysts/Investors

Ed Heffernan	Lisa Rister	Lisa Eden
Alliance Data	PNM Resources	PNM Resources
(972) 348-5191	(505) 241-2787	(505) 241-2691
Media:

Shelley Whiddon	Valerie Smith	Frederick Bermudez
Alliance Data	First Choice Power	PNM Resources
(972) 348-4310	(817) 737-1360	(505)-241-4831